U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 000-51833

Verbena Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-4142447
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

843 Persimmon Lane
Langhorne PA	19047
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:
((215-741-7006)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The authorized officer of the company, Robert Schneiderman , concluded, on August 6, 2009, that the company’s previously issued financial statements for the quarterly periods ending March 31, 2008, and June 30, 2008 no longer should be relied upon because of the omission of certain information as described below.

Those financial statements did not include the impact of the $1,300.00 note payable to Steven Urbanski as payment for accounting services performed for the Company. The subsequent statements for the period ending 9-30-2008 and 12-31-2008 included the information on the aforementioned note payable. The authorized officer of the company discussed this omission with the independent accountant employed by the company.

The Company intends to file an amended 10-Q for the period ended 3-31-09 and the10-Q for the period ended 6-30-09 on or before 8-14-2009 which will contain restated statements of operations and cash flows for the period ended March 31, 2008 and June 30, 2008.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERBENA PHARMACEUTICALS INC.

Dated: August 7, 2009	By:	/s/ Robert Schneiderman
Name: Robert Schneiderman Title: President, Secretary and Director